EXHIBIT 10.4
CAS MEDICAL SYSTEMS, INC.
INDUCEMENT RESTRICTED STOCK AGREEMENT

This Inducement Restricted Stock Agreement (this “Agreement”) is made as of August 27, 2010 (the “Date of Grant”), by and between CAS Medical Systems, Inc., a Delaware corporation (the “Company”), and Thomas M. Patton (the “Grantee”) as a material inducement to Grantee becoming a senior executive of the Company.  The parties acknowledge that this Agreement is an “inducement” grant for purposes of the Rule 5635(c)(4) of the Nasdaq Stock Market (“Nasdaq”) and that the issuance of the Restricted Shares (as defined below) is subject to applicable Nasdaq requirements.

1.           Grant of Restricted Stock.  Subject to and upon the terms, conditions, and restrictions set forth in this Agreement, the Company hereby grants to the Grantee, One Hundred Fifty Thousand (150,000) shares of common stock of the Company.  These shares are referred to in this Agreement as “Restricted Shares” during the applicable Restriction Period (as defined in paragraph 4(c) hereof).  Acceptance of the Restricted Shares shall be deemed to be agreement by the Grantee to the terms and conditions set forth in this Agreement.  Certificates representing the Restricted Shares may not be sold or otherwise transferred and must be held by the Grantee until the end of the applicable Restriction Period.  Until such terms and conditions have lapsed with respect to any Restricted Shares, the certificate for such shares will, at the Company’s option, remain in the physical possession of the Company or bear a legend to the effect that they were issued or transferred subject to, and may be sold or otherwise disposed of only in accordance with, the terms of this Agreement.

2.           Stockholder Status.  Effective upon the Date of Grant, the Grantee will be a holder of record of the Restricted Shares and will have all rights of a stockholder with respect to such shares (including the right to vote such shares at any meeting of stockholders of the Company and the right to receive all dividends paid with respect to such shares), subject only to the terms and conditions imposed by this Agreement.

3.           Effect of Changes in Capitalization.  The number of Restricted Shares are subject to adjustment for stock splits, stock dividends and the like.  Any additional or different shares or securities issued as the result of such an adjustment will be held or delivered in accordance with this Agreement and will be deemed to be included within the term “Restricted Shares”.

4.           Lapse of Restrictions.

(a)           The restrictions set forth in paragraph 5 below will lapse with respect to one hundred percent (100%) of the Restricted Shares on the first date following the Date of Grant that the Company’s common stock has maintained an average closing price per share of at least $4.15 (subject to adjustment for stock splits, stock dividends and the like) over a period of sixty consecutive Trading Days.  For purposes hereof, “Trading Day” means any day on which the primary market on which shares of Company common stock are listed or quoted is open for trading.

(b)           Notwithstanding paragraph 4(a), the restrictions set forth in paragraph 5 below will lapse on all Restricted Shares at the close of business on the date on which a Change in Control of the Company (as defined below in this paragraph 4(b)) shall occur, provided the common stock of the Company is valued in the Change in Control at or above $4.15 per share.  For purposes of this Agreement, a “Change in Control” will occur if (i) any “person” (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing an increase from less than Twenty Percent (20%) to Fifty Percent (50%) or more of the combined voting power of the Company’s then outstanding securities (“Voting Securities”); (ii) during any period of not more than two (2) years, individuals who constitute the Board of Directors of the Company (the “Board”) as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this sentence) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve a merger, consolidation or reorganization or a court of competent jurisdiction approves a scheme or arrangement of the Company, other than a merger, consolidation, reorganization or scheme which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least Fifty Percent (50%) of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, reorganization or scheme or arrangement, and such transaction is completed; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale of substantially all of the Company’s assets, and such transaction is completed.

(c)           As soon as practicable after the restrictions with respect to any installment of Restricted Shares lapse at the end of the period applicable to such installment set forth in paragraphs 4(a) and 4(b) above (the “Restriction Period”), the Company will deliver to the Grantee, or the Grantee’s legal representative, promptly after surrender of the Grantee's certificate(s) for the Restricted Shares to the Chief Financial Officer of the Company, the certificate or certificates for such shares free of any legend or further restrictions together with, if applicable, a new certificate representing any remaining Restricted Shares.  It shall be a condition to the obligation of the Company to issue or transfer shares of Common Stock upon the lapse of restrictions that the Grantee (or any person entitled to act under this paragraph 4(c)) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes by reason of such issuance or transfer.  If the amount requested is not paid, the Company may refuse to issue or transfer shares of Common Stock.

5.           Restrictions.  During the Restriction Period, neither the Restricted Shares nor any right or privilege pertaining thereto may be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of or encumbered in any way, by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of or encumber the Restricted Shares or any right or privilege pertaining thereto, otherwise than by will or by the laws of descent and distribution, or upon the levy of any execution, attachment or similar process thereupon, the Restricted Shares and all rights and privileges given hereby shall immediately terminate and the Restricted Shares shall be forfeited to the Company pursuant to paragraph 6 hereof.

6.           Forfeiture.

(a)           All the Grantee's rights to, and interest in, the Restricted Shares shall terminate and be forfeited to the Company without payment of consideration if either (i) the Grantee's employment by the Company and any subsidiary thereof terminates (or, if the Grantee is no longer employed by the Company but has become a consultant to the Company under a post-employment consulting arrangement, such consulting arrangement terminates) for any reason; provided, however, that the Grantee’s employment will not be deemed to have terminated for this purpose while the Grantee is on a leave of absence which has been approved by the Company or while the Grantee is serving as a consultant to the Company or any subsidiary thereof under a post-employment consulting arrangement, or (ii) any action prohibited by paragraph 5 hereof is taken.  For purposes of this Agreement, a transfer of employment from the Company to a subsidiary or from a subsidiary to the Company or between subsidiaries shall not be deemed a termination of employment.

(b)           If Restricted Shares are forfeited for any of the reasons stated in paragraph 6(a) hereof, such forfeiture shall be effective upon the occurrence of the event giving rise to the forfeiture; provided, however, that any termination of the Grantee’s employment simultaneous with a Change in Control shall be deemed for purposes hereof to have occurred immediately after such Change in Control.

(c)           If at any time the Grantee forfeits any Restricted Shares pursuant to this Agreement, the Grantee agrees to return the certificate or certificates for such Restricted Shares to the Company duly endorsed in blank or accompanied by a stock power duly executed in blank.

(d)           Determination as to whether an event has occurred resulting in the forfeiture of, or lapse of restrictions on, Restricted Shares, in accordance with this Agreement, shall be made by the Compensation Committee of the Board (the “Committee”), and all determinations of the Committee shall be final and conclusive.

7.           Company Right to Terminate Employment and Other Remedies.  Nothing provided herein shall be construed to affect in any way the right or power of the Company, subject to the provisions of any other written agreement between the Grantee and the Company relating to the subject matter, to terminate the Grantee’s employment as an employee of or a consultant to the Company at any time for any reason with or without cause, nor to preclude the Company from taking any action or enforcing any remedy available to it with respect to any action or conduct on the Grantee's part.

8.           Additional Documents.

(a)           It is the intention of the Company that this award of Restricted Shares shall meet the requirements of, and result in the application of, the rules prescribed by Section 83 of the Internal Revenue Code of 1986, as in effect at the date hereof, and applicable regulations thereunder.  Accordingly, each and every provision shall be construed and interpreted in such manner as to conform with such intention and the Company reserves the right to execute and to require the Grantee to execute any further agreements or other instruments, which may be effective as of the date of the award of the Restricted Shares covered by this Agreement, including, but without limitation, any instrument modifying or correcting any provision hereof, or any action taken hereunder or contemporaneously herewith, and to take any other action, which may be effective as of the date of the award of the Restricted Shares covered by this Agreement, that, in the opinion of counsel for the Company, may be necessary or desirable to carry out such intention.

(b)           If the Grantee fails, refuses or neglects to execute and deliver any instrument or document or to take any action requested by the Company to be executed or taken by the Grantee pursuant to the provisions of paragraph 8(a) above for a period of 30 days after the date of such request, the Company may require the Grantee, within ten 10 days after delivery to the Grantee of a written demand by the Company, to forfeit all Restricted Shares then held by the Grantee.

9.           Restrictive Legends.  Each certificate for Restricted Shares, and any such shares following the expiration of the Restriction Period, unless, in each case, such shares are eligible for resale without registration pursuant to Rule 144(b)(1)(i) under the Exchange Act or such shares are registered for sale under an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.”

In addition, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any such shares upon which it is stamped, if, unless otherwise required by applicable state securities laws, such shares are registered for resale under an effective registration statement filed under the Securities Act.

10.           Severability.  In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

11.           Interpretation.  The Committee, as constituted from time to time, will, except as expressly provided otherwise herein, have the right to determine any questions or settle any ambiguities which arise in connection with this Agreement and the Restricted Shares.

12.           Successors and Assigns.  Without limiting Section 4 hereof, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

13.           Governing Law.  The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.  Each party to this Agreement hereby consents and submits himself, herself or itself to the jurisdiction of the courts of the State of Connecticut for the purposes of any legal action or proceeding arising out of this Agreement.

14.           Notices.  Any notice to the Company provided for herein will be in writing to the Company and any notice to the Grantee will be addressed to the Grantee at his or her address on file with the Company.  Except as otherwise provided herein, any written notice will be deemed to be duly given if and when delivered personally or sent by courier service, registered mail or electronic means of communication, and addressed as aforesaid.  Any party may change the address to which notices are to be given hereunder by notice to the other party as herein specified (provided that for this purpose any mailed notice will be deemed given on the third business day following deposit of the same in the mail).

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

CAS MEDICAL SYSTEMS, INC. By: /s/ Louis P. Scheps Name: Louis P. Scheps Title: Chairman of the Board

The undersigned Grantee hereby acknowledges receipt of an executed original of this Restricted Stock Agreement  and accepts the Restricted Shares granted hereunder, subject to the terms and conditions set forth herein.

/s/ Thomas M. Patton Thomas M. Patton